Exhibit 10.83
EXECUTION COPY
               AMENDMENT NO. 4 dated as of February 6, 2007 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005, that certain Incremental Term Loan Assumption Agreement and Amendment No. 2 dated as of March 24, 2006, as amended as of April 21, 2006, and that certain Incremental Term Loan Assumption Agreement and Amendment No. 3 dated as of June 30, 2006 (as so amended, the “Credit Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereto (solely with respect to Sections 4, 6, 7, 9, 10 and 11 hereof), the lenders from time to time party to the Credit Agreement (the “Lenders”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.
     A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.
     B. The Borrower has requested certain amendments to the Credit Agreement as set forth herein, and the Lenders have agreed to such request on and subject to the terms and conditions of this Amendment.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Amendment. This Amendment shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
     SECTION 2. Amendments to Credit Agreement. Effective as of the Amendment No. 4 Effective Date (as defined below):
          (a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows (such amendment, the “Term Loan Repricing”):
(i)	by deleting “2.75%” at the end of clause (a) therein and substituting therefor “2.50%”; and

(ii)	by deleting “1.75%” at the end of clause (b) therein and substituting therefor “1.50%”.
          (b) The definition of the term “Available Restricted Payment Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “Section 6.06(iv)(E)” set forth therein and substituting therefor a reference to “Section 6.06(iv)(G)”.

          (c) The definition of the term “Revolving Credit Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
               “Revolving Credit Maturity Date” shall mean August 2, 2009, or such later date as may be agreed to in writing by the Borrower and all the Revolving Credit Lenders.
          (d) The definition of the term “Term Loan Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “August 2, 2009” set forth therein and substituting therefor the words “February 6, 2013” (such amendment, the “Term Loan Maturity Date Extension”).
          (e) Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows (such amendment, the “Amortization Amendment”):
“(a) The Borrower shall pay to the Administrative Agent, for the accounts of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2007	$683,400
June 30, 2007	$683,400
September 30, 2007	$683,400
December 31, 2007	$683,400
March 31, 2008	$683,400
June 30, 2008	$683,400
September 30, 2008	$683,400
December 31, 2008	$683,400
March 31, 2009	$683,400
June 30, 2009	$683,400
September 30, 2009	$683,400
December 31, 2009	$683,400
March 31, 2010	$683,400
June 30, 2010	$683,400
September 30, 2010	$683,400
December 31, 2010	$683,400
March 31, 2011	$683,400

Repayment Date	Amount
June 30, 2011	$683,400
September 30, 2011	$683,400
December 31, 2011	$683,400
March 31, 2012	$683,400
June 30, 2012	$683,400
September 30, 2012	$683,400
December 31, 2012	$683,400
Term Loan Maturity Date	$256,958,400
     (f) Section 6.01(j) (Subordinated Indebtedness) of the Credit Agreement is hereby amended by inserting immediately after the words “the proceeds of which are used” set forth therein the words “to prepay, redeem, retire or otherwise acquire the Seller Subordinated Notes and/or the Warrants, in whole or in part, or”.
     (g) Section 6.01(r) (Bridge Loan Refinancing Indebtedness) of the Credit Agreement is hereby amended by deleting the amount “$200,000,000” set forth therein and substituting therefor the amount “$250,000,000”.
     (h) Section 6.01 (Indebtedness) of the Credit Agreement is hereby further amended by adding the following at the end thereof:
“Notwithstanding the foregoing, neither the Borrower nor any of the Subsidiaries shall incur, create, assume or permit to exist any Indebtedness otherwise permitted by the foregoing provisions of this Section 6.01 (other than Revolving Loans, Swingline Loans and Indebtedness in respect of Letters of Credit) at any time during any period set forth below if, at the time thereof and after giving effect thereto, the Leverage Ratio at such time would exceed the ratio set forth below for such period:

Period	Ratio
February 6, 2007 through September 30, 2007	6.75 to 1.00
October 1, 2007 through September 30, 2008	6.50 to 1.00
October 1, 2008 through September 30, 2009	6.25 to 1.00
October 1, 2009 through September 30, 2010	6.00 to 1.00
Thereafter	5.75 to 1.00
     (i) Section 6.06(a) (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) the Borrower may pay, satisfy and discharge the Mezzanine Warrant Put Right if, when and to the extent exercised, (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by directors, officers and employees of the Borrower or the Subsidiaries or make payments to directors, officers and employees of the Borrower or the Subsidiaries in connection with Warrants, stock options, stock appreciation rights, “phantom” stock plans or similar equity incentives or equity based incentives pursuant to management or other incentive plans or in connection with the death or disability of such directors, officers and employees in an aggregate amount not to exceed $20,000,000 and (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (except with respect to subclauses (A), (B), (D) and (F) below), Restricted Payments may be made (A) in connection with the redemption or repurchase for value of any Equity Interests of the Borrower as a result of distributions by the ESOT of such Equity Interests to participants in the ESOP pursuant to the ESOP Plan Documents subsequent to their termination of employment with the Borrower or any Controlled Group member, (B) as required by Section 401(a)(28) of the Code or any substantially similar requirement of law, (C) in the form of administrative fees or expenses of the ESOP or the ESOT, including the fees of the ESOT Trustee, (D) as contributions to the ESOT as required under the ESOP Plan Documents, (E) to redeem or otherwise acquire for value the Warrants issued in connection with the Seller Subordinated Notes so long as, after giving effect thereto, the Borrower would be in pro forma compliance with Sections 6.12 and 6.13 and there would be at least $10,000,000 of unused and available Revolving Credit Commitments, (F) in connection with the redemption or repurchase of any Equity Interests of the Borrower resulting from non-statutory diversification elections under the ESOP Plan Documents or (G) so long as, after giving effect thereto, the Senior Secured Leverage Ratio would be less than 2.50 to 1.00 and there would be at least $10,000,000 of unused and available Revolving Credit Commitments, in an amount not to exceed the Available Restricted Payment Amount.”
     (j) Section 6.07 (Transactions with Affiliates) of the Credit Agreement is hereby amended by inserting after the words “Restricted Payments may be made to the extent provided in Section 6.06” in clause (b) thereof the words “and Seller Subordinated Notes may be prepaid, redeemed, retired or otherwise acquired for consideration to the extent provided in Section 6.09(c)”.
     (k) The last sentence of Section 6.09(c) (Prepayments of Seller Subordinated Notes) of the Credit Agreement is hereby amended by deleting the words “Senior Secured

Leverage Ratio would be less than 2.50 to 1.00” and substituting therefor the words “Borrower would be in pro forma compliance with Sections 6.12 and 6.13”.
     (l) Section 6.12 (Interest Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     SECTION 6.12 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive quarters, in each case taken as one accounting period, to be less than 1.35 to 1.00.
     (m) Section 6.13 (Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     SECTION 6.13 Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio at the end of any fiscal quarter during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
February 6, 2007 through September 30, 2007	4.00 to 1.00
October 1, 2007 through September 30, 2008	3.75 to 1.00
October 1, 2008 through September 30, 2009	3.25 to 1.00
Thereafter	3.00 to 1.00
     SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 4 Effective Date:
          (a) This Amendment has been duly authorized, executed and delivered by each Loan Party party hereto, and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms. The Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms.
          (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of the Amendment No. 4 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
          (c) No Default or Event of Default has occurred and is continuing.
     SECTION 4. Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 4 Effective Date”) that (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) the Administrative Agent and (iv) the Required Lenders and (b) each of the conditions precedent set forth in Section 5 hereof shall have been satisfied (or waived in writing by the Required Lenders); provided, however, that none of the Term Loan Repricing, the Term Loan Maturity Date Extension or the Amortization Amendment shall become effective unless this Amendment also shall have been executed by each of the Term Lenders (after giving effect to all prior or concurrent assignments by Term Lenders, whether pursuant to Section 2.21 or otherwise).
     SECTION 5. Additional Conditions Precedent to Effectiveness. On the Amendment No. 4 Effective Date:
          (a) Each of the conditions set forth in paragraphs (b) and (c) of Section 3 hereof shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment No. 4 Effective Date and executed by a Financial Officer of the Borrower.
          (b) The Administrative Agent shall have received such legal opinions, board resolutions and other closing certificates and documentation as it shall reasonably require, in each case consistent with those delivered on the Closing Date under clauses (a), (c) and (d) of Section 4.02 of the Credit Agreement.
          (c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 4 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
     SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.
     SECTION 7. Consent and Reaffirmation. Each Subsidiary Guarantor hereby consents to this Amendment and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee and Collateral Agreement and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations (with respect to each Subsidiary Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents.
     SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Executive VP and CFO

HUMAN FACTORS APPLICATIONS, INC.,
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

ALION-METI CORPORATION
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

ALION-CATI CORPORATION
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

ALION-JJMA CORPORATION
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

ALION-BMH CORPORATION
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

[Alion Amendment]

WASHINGTON CONSULTING, INC.
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

ALION-MA&D CORPORATION
By	/s/ John M. Hughes
Name: John M. Hughes
Title: Treasurer

[Alion Amendment]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent,
By	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

By	/s/ Cassandra Droogan
Name: Cassandra Droogan
Title: Vice President

[Alion Amendment]

SIGNATURE PAGE TO AMENDMENT NO. 4
DATED AS OF FEBRUARY 6, 2007,
TO THE ALION SCIENCE AND
TECHNOLOGY CORPORATION
CREDIT AGREEMENT DATED AS OF
AUGUST 2, 2004, AS AMENDED

Name of Lender:

By
Name:
Title:

[Alion Amendment]